Exhibit 10.19

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made as of October 17, 2025, between Talicia Holdings Inc., a Delaware company (“THI”), and Cumberland Pharmaceuticals Inc., a Tennessee company (“Cumberland”, and together with THI, the “Parties”).

WHEREAS, RedHill BioPharma Ltd. (“RedHill”) has formed and incorporated THI to be engaged in the commercialization in the U.S. of Talicia®, a proprietary drug approved by the U.S. Food and Drug Administration for marketing in the U.S. for the treatment of H. pylori bacterial infection in adults; and

WHEREAS, immediately prior to the execution and delivery of this Agreement, Redhill and THI entered into the Asset Purchase and License Agreement between RedHill and THI (the “Asset Purchase Agreement”), and RedHill became the sole stockholder of THI;

WHEREAS, Cumberland desires to purchase, and THI desires to issue and sell to Cumberland, the Purchased Shares (as defined above), pursuant to the terms of this Agreement;

WHEREAS, concurrently with this Agreement, the Parties and RedHill will be entering into the following agreements: (i) a Joint Commercialization Agreement between THI and Cumberland, setting forth the terms for the joint commercialization of Talicia® in the United States (the “Joint Commercialization Agreement”) and (ii) a Stockholders Agreement between RedHill and Cumberland relating to their respective rights and obligations as stockholders of THI (the “Stockholders Agreement”); and

WHEREAS, the Parties wish to enter into this Agreement to set forth the terms and conditions pursuant to which THI will issue and sell to Cumberland, and Cumberland will purchase from THI, the Purchased Shares (as defined below);

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree as follows:

1.	Purchase and Sale of Purchased Shares.

1.1	Purchase and Sale.

Subject to the terms and conditions of this Agreement, THI agrees to issue and sell to Cumberland, and Cumberland agrees to purchase from THI, 300 shares of Class B common stock, $0.001 par value per share, of THI (the “Purchased Shares”) which will represent thirty percent (30%) of the issued and outstanding shares of THI immediately following the issuance, for an aggregate purchase price of $4,000,000 (the “Purchase Price”). Half of the Purchase Price shall be payable to THI within ten (10) business days following the Closing (as defined below), and the remaining half of the Purchase Price shall be payable to THI on the first anniversary of the Closing.  Each installment of the Purchase Price shall be paid by wire transfer of immediately available funds to a bank account designated by THI.  For clarity, the full Purchase Price of $4,000,000 is a fixed, unconditional, and non-contingent obligation of Cumberland, and the above payment schedule reflects timing only and does not affect Cumberland’s obligation to pay the entire Purchase Price. Failure to timely pay any portion of the Purchase Price when due shall constitute a breach of this Agreement by Cumberland and entitle THI to all rights and remedies available at law or in equity.

1.2.	Closing; Delivery.

(a)          Closing. The issuance and sale of the Purchased Shares, and the purchase thereof by Cumberland, shall take place remotely at 5:00 p.m. Eastern Daylight Time, on the date of this Agreement or at such other time and place as THI and Cumberland mutually agree upon (the “Closing”).

(b)          Transactions at Closing. At the Closing, THI shall deliver to Cumberland a certificate representing the Purchased Shares against payment of so much of the Purchase Price as is due upon Closing. The transactions occurring at the Closing shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered.

2.	Representations and Warranties of THI. THI hereby represents and warrants to Cumberland that the following representations are true and complete as of the date hereof.

2.1.	Organization, Good Standing, Corporate Power and Qualification.

THI is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and carry on its business as presently conducted and as proposed to be conducted. THI is duly qualified to do business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification.

2.2.	Authority and Enforceability.

THI has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of THI.  This Agreement has been duly executed and delivered by THI and constitutes a valid and binding obligation of THI, enforceable against THI in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3.	No Conflicts.

The execution, delivery, and performance of this Agreement by THI and the consummation of the transactions contemplated hereby does not and will not (a) violate any provision of THI’s certificate of incorporation or bylaws, (b) result in any conflict with, or a breach or violation, with or without the passage of time and giving of notice, of any of the terms, conditions or provisions of, or give rise to rights to others (including rights of termination, cancellation or acceleration) under (i) any agreement, contract, lease, license or commitment to which THI is a party or by which it is bound and, in either case, which is required to be disclosed in the schedules attached to this Agreement (collectively, the “THI Disclosure Schedules”) or (ii) or any judgment, injunction, order, writ or decree or ruling of any court or governmental authority, domestic or foreign to which THI is subject, (c) violate any law, regulation, order, or judgment applicable to THI or (d) constitute an event which results in the creation of any lien, charge or encumbrance upon any assets of THI or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to THI which, in the case of (b), (c) or (d), would have a Material Adverse Effect (as defined below).

2.4.	Capitalization.

The authorized capital of THI consists, immediately prior to the Closing, of (i) 700 shares of Class A common stock, $0.001 par value per share, and (ii) 300 shares of Class B common stock, $0.001 par value per share, of which 700 shares of Class A common stock are issued and outstanding, all of which are owned by RedHill. All of the outstanding shares of common stock of THI have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable laws. There are no options, warrants, calls, rights (including conversion, preemptive rights, rights of first refusal or similar rights), convertible securities, commitments or agreements of any character, written or oral, to which THI is a party or by which THI is bound obligating THI to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares or other equity interests of THI or obligating THI to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

2.5.	Valid Issuance of Purchased Shares.

The Purchased Shares being issued to Cumberland hereunder are duly authorized and, when issued, sold and delivered in accordance with the terms and upon receipt of the Purchase Price set forth in this Agreement, will be validly issued, fully paid and nonassessable, and free and clear of liens, pledges, charges, encumbrances or other restrictions on transfer of any kind (including, without limitation, preemptive rights) other than restrictions on transfer under the Stockholders Agreement, applicable securities laws and liens and encumbrances created or imposed by Cumberland. Assuming the accuracy of the representations of Cumberland in Section 3 below, and subject to the filings described in Section 2.7 below, the offer, sale, and issuance of the Purchased Shares to be issued pursuant to this Agreement will be made in compliance with all applicable securities laws and will be exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

2.6.	Subsidiaries.

THI does not currently own or control any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. THI is not a participant in any joint venture, partnership or similar arrangement.

2.7.	Governmental Consents and Filings.

Assuming the accuracy of the representations made by Cumberland in Section 3 below, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of THI in connection with the consummation of the transactions contemplated by this Agreement except for filings pursuant to applicable securities laws, which have been made or will be made in a timely manner.

2.8.	Litigation.

There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the knowledge of THI, threatened (i) against THI or the Product or (ii) that would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the business of THI (‘Material Adverse Effect”). THI is not party to or is named as being subject to, the provisions of, any judgment, injunction, order, writ or decree or ruling of any court or governmental authority, domestic or foreign to which Cumberland is subject.

2.9.	Intellectual Property.

(a)          For purposes of this section, the following terms have the following meanings:

“Business” means the business of THI as currently being conducted by THI.

“THI Intellectual Property” means any and all Intellectual Property Rights that are either (a) owned by THI, or (b) used or practiced by THI for the conduct of THI’s Business.

“THI Intellectual Property Registrations” means all applications, issuances and registrations with any applicable registration office or Internet domain name registrar for Intellectual Property Rights (a) owned by, or (b) for which applications are filed in the name of, in each case, THI.

“Intellectual Property Rights” means any and all of the following rights (anywhere in the world, whether statutory, common law or otherwise): patents, copyrights, design rights and registrations thereof and applications therefor, rights with respect to trademarks, rights with respect to domain names, rights with respect to trade secrets or confidential information, and any other intellectual property or proprietary rights equivalent or similar to any of the foregoing.

“THI Products” means all products and services that are currently offered or distributed by THI.

“Owned THI Intellectual Property” means any THI Intellectual Property owned by THI.

“Licensed THI Intellectual Property” means any Intellectual Property Rights licensed to THI by any Person that is used by THI.

(b) Section 2.9(b) of the THI Disclosure Schedules sets forth a true, correct and complete list of all THI Intellectual Property Registrations. Each of the THI Intellectual Property Registrations is valid and all necessary registration, maintenance and renewal fees due as of the Agreement Date in connection with THI Intellectual Property Registrations have been made, and all necessary documents, recordations and certificates in connection with THI Intellectual Property Registrations have been filed with the relevant registration office for the purposes of prosecuting, perfecting and maintaining such THI Intellectual Property Registrations. No Owned THI Intellectual Property or THI Products are subject to any known legal proceeding or order restricting any use, transfer or licensing of such Owned THI Intellectual Property or THI Products by THI or that affects the validity, use or enforceability of such Owned THI Intellectual Property or use of THI Products. THI is the sole and exclusive owner of all Owned THI Intellectual Property free and clear of any liens.

(c) THI has a valid license or other right to use, practice and exploit all Licensed THI Intellectual Property in the manner in which the foregoing Intellectual Property Rights are used, practiced and exploited, or are currently intended by THI to be used, practiced or exploited. THI does not use, practice or exploit any Intellectual Property Rights in connection with its Business other than the Owned THI Intellectual Property and the Licensed THI Intellectual Property. Except for the Joint Commercialization Agreement to be executed concurrently herewith, THI has not transferred ownership of, or granted any exclusive license or exclusive right under or with respect to, or authorized the retention of any exclusive right with respect to or joint ownership of, any Intellectual Property Right that is owned by THI to any other Person.

(d) To THI’s Knowledge, neither the operation of the Business of THI, nor the use, practice or exploitation of any THI Intellectual Property, as currently used by THI infringes or violates any Intellectual Property Right of any Person. THI has not received written notice from any Person of any claim (A) alleging any infringement, misappropriation, misuse, violation or unfair competition or trade practices with respect to any Intellectual Property Right, (B) that THI must license from any Person or refrain from using any Intellectual Property Right; or (C) challenging the validity, enforceability, effectiveness or ownership by THI of any of the Owned THI Intellectual Property.

(e) The Intellectual Property Rights owned by and/or validly licensed to THI constitutes all Intellectual Property Rights necessary and sufficient for THI to conduct its Business, except for additional internal development in the ordinary course of business and/or the acquiring of generally available off-the-shelf products. To the Knowledge of THI, no Person has infringed, misappropriated, misused or violated, or is infringing, misappropriating, misusing or violating, any Owned THI Intellectual Property or THI Products. THI has not made any claim against any Person alleging any infringement, misappropriation, misuse or violation of any Owned THI Intellectual Property or THI Products.

2.10.	FDA and Regulatory Compliance.

Except as described in Section 2.10 of the THI Disclosure Schedules, THI holds all permits, licenses, approvals, and similar authorizations (collectively, “Permits”) that are necessary under applicable law, regulation, rule or ordinance, for the conduct of its business as currently conducted, the lack of which could reasonably be expected to have a Material Adverse Effect, including Permits required by the FDA and any other governmental authority necessary for the development, manufacture, marketing, sale, and distribution of the Product in the United States, including a valid and effective New Drug Application (NDA) for Talicia.  THI is in compliance in all material respects with such Permits, including, without limitation, those relating to manufacturing, labeling, advertising, promotion and distribution. There is no pending or, to THI’s knowledge, threatened action by the FDA or any other governmental authority to suspend, revoke, or limit any approval, license, or permit relating to the Product.

2.11.	Material Agreements.

Schedule 2.11 sets forth all the following material agreements and instruments to which THI is a party or by which it is bound (the “Material Agreements”),  (i) contracts, agreements and instruments entailing any outstanding monetary obligations (contingent or otherwise) of, or payments to, THI individually in excess of US$10,000; (ii) any license of any patent, copyright, trademark, trade secret or other proprietary right to or from THI; (iii) any agreement granting any other person the right to manufacture, produce, assemble, market, distribute or resell  any of THI’s technology, products, or services; (iv) any agreement or covenant containing exclusivity (with respect to any geographic territory, any customer, or any product or service), or non-compete restrictions (in any area, field or geography with any person), or any other restrictions or limitations on THI’s right to distribute, market or sell, in any material respect, its products or services in the U.S.; (v) any joint venture agreement, collaboration agreement, or strategic alliance agreement or agreement involving the sharing of profits, losses, costs or liabilities with any other person; (vi) any agreement creating a lien, charge, pledge, or any other similar encumbrance on all or any material portion of THI’s assets, properties, or rights; (vii) any agreement for the sale, exchange or other disposition of any of the material rights or assets of THI to any person, or of any person by THI, other than in the ordinary course of business; and (viii) any other contract, agreement, and instrument that has or may have a Material Adverse Effect on THI’s business as currently conducted. True and correct copies of all the Material Agreements have been provided to Cumberland. All such agreements are in full force and effect and THI has no knowledge of the invalidity of or grounds for rescission of any of these agreements, or of any intention to terminate any such agreements and to THI’s knowledge no third party is in default under any such agreement.

2.12.	Absence of Liens.

The property and assets that THI owns are free and clear of any liens or other security interests, except for statutory liens for the payment of current taxes that are not yet delinquent.

2.13.	Compliance with Laws.

THI is in compliance in all material respects with all applicable laws, including those relating to healthcare, anti-kickback, anti-bribery, and data privacy, the violation of which would have a Material Adverse Effect. THI has not received any written notice of or been charged with the violation of any law and, to THI’s knowledge, there is no threatened action or proceeding against THI under any of such laws. THI is not in violation of or default under (i) or any judgment, injunction, order, writ or decree or ruling of any court or governmental authority, domestic or foreign to which THI is subject.

2.14.	Assets and Properties.

THI has good and marketable title to all of the tangible properties and assets owned by THI, which are material to the business of THI as currently conducted, and such properties and assets are free and clear of all mortgages, deeds of trust, liens, pledges, charges, security interests, conditional sale agreement, loans, and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair THI’s ownership or use of such property or assets. THI does not own any real property.

2.15.	Insurance.

Prior to the Closing, THI does not maintain separate insurance policies, and coverage for its activities is provided under the insurance policies maintained by RedHill and its affiliates, as applicable. From and after the Closing, THI (or its affiliates, as applicable) will maintain insurance policies in such amounts and covering such risks as are customary in the pharmaceutical industry. As of the date hereof, THI or its affiliates has fully paid all the payments required in order to fully comply with the terms of the insurance policies and THI has not received any notice of cancellation or a notice of intent to cancel any of the insurance policies. To THI’s Knowledge, THI has not undertaken any action, or omitted to take any action, which could render any such insurance policy void or voidable or which could result in a material increase in the premium for any such insurance policy.

2.16.	Taxes.

THI has not, and has not been required to, file any tax returns and reports (including information returns and reports) as required by applicable law.

2.17.	Corporate Documents.

The Certificate of Incorporation and By-laws of THI in effect as of the date of this Agreement are in the forms provided to Cumberland.

3.	Representations and Warranties of Cumberland.

Cumberland hereby represents and warrants to THI that the following representations are true and complete as of the date hereof.

3.1.	Organization and Good Standing.

Cumberland is duly organized, validly existing, and in good standing under the laws of the State of Tennessee.

3.2.	No Conflicts.

The execution, delivery, and performance of this Agreement by Cumberland and the consummation of the transactions contemplated hereby does not and will not (a) violate any provision of Cumberland’s organizational documents, (b) result in any conflict with, or a breach or violation, with or without the passage of time and giving of notice, of any of the terms, conditions or provisions of, or give rise to rights to others (including rights of termination, cancellation or acceleration) under (i) any agreement, contract, lease, license or commitment to which Cumberland is a party or by which it is bound or (ii) or any judgment, injunction, order, writ or decree or ruling of any court or governmental authority, domestic or foreign to which Cumberland is subject, (c) violate any law, regulation, order, or judgment applicable to Cumberland or (d) constitute an event which results in the creation of any lien, charge or encumbrance upon any assets of Cumberland or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to Cumberland.

3.3.	Authorization.

Cumberland has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All corporate action necessary for the authorization, execution, and delivery by Cumberland of this Agreement, and for the performance of all obligations of Cumberland hereunder, has been taken.  This Agreement has been duly executed and delivered by Cumberland and constitutes a valid and binding obligation of Cumberland, enforceable against Cumberland in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.4.	Restricted Securities.

Cumberland understands that the Purchased Shares are “restricted securities” under applicable U.S. federal and state securities laws and that and that the Purchased Shares have not been and there is no assurance that they will ever be registered under the Securities Act of 1933 (the “Securities Act”), as amended, or any applicable securities laws and, therefore, their transferability is limited and they cannot be freely resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The investor is aware that THI is under no obligation to effect any registration or to file for or comply with any exemption from registration. The sale and issuance of the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption from registration which depends upon, among other things, the accuracy of the Investor’s representations as expressed herein.

3.5.	No Public Market.

Cumberland understands that no public market now exists for the Purchased Shares, and that THI has made no assurances that a public market will ever exist for the Purchased Shares.

3.6.	Experience.

Cumberland is an experienced purchaser and has reviewed and inspected the data and information provided to it by THI in connection with this Agreement. Cumberland is a sophisticated investor with experience in making such investments to be capable of evaluating the merits and risks of such an investment, and of investing, in THI.  Cumberland represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended.

3.7.	Disclosure of Information.

Cumberland has had an opportunity to discuss THI’s business, management, financial affairs and the terms and conditions of the offering of the Purchased Shares with THI and has had an opportunity to review THI’s facilities. The foregoing, however, does not limit or modify the representations and warranties of THI in Section 2 of this Agreement or the right of Cumberland to rely thereon.

3.8.	Purchase for Own Account.

Cumberland hereby confirms that the Purchased Shares to be acquired by Cumberland will be acquired for investment for Cumberland’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Cumberland has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, Cumberland further represents that Cumberland does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Purchased Shares.

3.9.	Legends. To the extent applicable, each stock certificate shall bear a legend substantially in the following form:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THI THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH THAT CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER 17, 2025.”

4.	Miscellaneous.

4.1                 Notices. All notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of this Agreement to be given to any Person shall be in writing, and any such communication shall become effective five business days after being deposited in the mail, certified or registered, with appropriate postage prepaid for first class mail, or, if delivered by hand or courier service, when received (if received during normal business hours on a business day, or if not, then on the next business day), and shall be directed to the following address:

If to THI:

Talicia Holdings, Inc.
8311 Brier Creek Parkway
Suite 105-161
Raleigh, NC  27617

with a copy (which shall not constitute notice) to:

Goldfarb Gross Seligman & Co.
One Azrieli Center, Round Tower
Tel Aviv, 67021
Israel
Attention: Perry Wildes
E-mail: perry.wildes@goldfarb.com

If to Cumberland:

Cumberland Pharmaceuticals Inc.
  c/o Cumberland CEO
1600 West End Ave #1300
Nashville, TN 37203

with a copy (which shall not constitute notice) to:

Cumberland Pharmaceuticals Inc.
  c/o Cumberland Corporate Counsel
1600 West End Ave #1300
Nashville, TN 37203

or to such other address as a Party may have furnished to the other Party in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

4.2          Governing Law. This Agreement and all issues arising hereunder or relating hereto, including, without limitation, its construction, validity, breach, and damages for breach shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In the event of any dispute between the Parties regarding this Agreement, either of the Parties may deliver a written notice to the other Party stating its intention to submit such matter to arbitration (the "Arbitration Notice"). Following delivery of the Arbitration Notice, the Parties shall have an additional seven (7) calendar days to attempt to resolve the matter in good faith. If the matter remains unresolved after such additional seven (7) day period, either of the Parties may submit such matter to arbitration to be conducted by the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA, and the decision of the arbitrator shall be final and binding. The AAA shall provide an arbitrator with experience in commercial and corporate matters relevant to the matter to be decided. The arbitration hearing shall be held in New York City, New York, and the Parties shall split equally all costs and expenses of the AAA.

4.3           Amendments; Waivers. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered by each of the Parties. Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of that term, covenant or condition or of any other term, covenant or condition of this Agreement.  Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of that right or power at any other time.

4.4           Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of this Agreement.

4.5          No Assignment. This Agreement shall not be assigned by operation of law or otherwise by any Party to any person without the written consent of the other Party. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

4.6           Severability. Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties to such instrument waive any provision of law that renders any provision thereof prohibited or unenforceable in any respect

4.7          Further Assurances.  Each Party shall execute, or procure the execution of, such further documents as may be required by law or be necessary to implement and give effect to this Agreement and secure to the other Party the full benefit of the rights, powers and remedies conferred upon such other Party under this Agreement.

4.8            No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto any rights or remedies.

4.9           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission (including by means of email transmission or in .pdf or similar format, in each case, complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com)) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Talicia Holdings Inc.

By:	/s/ Razi Ingber
Name	Razi Ingber
Title	CFO

Cumberland Pharmaceuticals Inc.

By:	/s/ AJ Kazimi
Name	AJ Kazimi
Title	Chief Executive Officer